UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

February 9, 2023

(Date of earliest event reported)

NovAccess Global Inc.

(Exact name of registrant as specified in its charter)

Colorado	000-29621	84-1384159
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8584 E. Washington Street, No. 127, Chagrin Falls, Ohio 44023
(Address of principal executive offices) (Zip Code)

(213) 642-9268

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On February 9, 2023, NovAccess Global Inc. (“NovAccess,” the “company” or “we”) entered into an interest-free loan agreement with Jason M. Anderson, an independent member of our board of directors. Reflecting his faith in NovAccess and our management team, Mr. Anderson loaned the company $8,500. The loan does not bear interest (except on default) and is due on the earlier of August 31, 2023 or our receipt of debt or equity financing of at least $3.0 million. We will use the proceeds of the loan for general working capital purposes.

Also on February 9, we entered into a letter agreement (the “letter agreement”) with AJB Capital Investments, LLC (“AJB”). In connection with a loan previously provided by AJB, we issued a promissory note to AJB on February 15, 2022 in the principal amount of $250,000 that was due February 16, 2023. The letter agreement extended the due date to May 9, 2023.

On May 5, 2022, we issued a promissory note to AJB in the principal amount of $1.0 million in connection with another loan from AJB. On February 9, 2023, AJB loaned us an additional $265,000, which was added to the May 2022 note. The $265,000 loan has an original issuance discount of 10% of the principal and bears interest at 10% a year. This loan is due on May 9, 2023. We will use the proceeds of the loan for general working capital purposes. Our chief executive officer Dwain K. Irvin guaranteed repayment of the $265,000 loan.

Also pursuant to the letter agreement, NovAccess paid AJB a commitment fee of 500,000 unregistered shares of the company’s common stock (the “commitment fee shares”). If AJB is unable to sell the commitment fee shares for $0.20 a share, then AJB may require NovAccess to issue additional shares or pay cash in the amount of the shortfall. We are also required to register the commitment fee shares for resale under the Securities Act.

Pursuant to the letter agreement, NovAccess also issued to AJB a common stock purchase warrant (the “warrant”) to purchase 1.0 million shares of the company’s common stock for $0.20 a share. The warrant expires on February 9, 2028.

In connection with loans previously provided by AJB, we had issued two warrants to AJB to acquire up to 1.5 million shares of our stock for $1.50 a share. Pursuant to the letter agreement, the exercise price of these warrants was reduced to $0.20 a share.

The Anderson loan agreement and the AJB letter agreement and warrant are filed as exhibits to this Current Report on Form 8-K. The descriptions above are qualified in their entirety by reference to the full text of these documents.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure included under Item 1.01 above is incorporated by reference to this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure included under Item 1.01 above is incorporated by reference to this Item 3.02. The issuances of the commitment fee shares and warrant to AJB were exempt from registration under Section 4(a)(2) of the Securities Act of 1933.

Item 9.01 Financial Statements and Exhibits.

Exhibit 10.1 Interest Free Loan Agreement dated February 9, 2023 between NovAccess Global Inc. and Jason M. Anderson

Exhibit 10.2 Letter Agreement dated February 9, 2023 between NovAccess Global Inc. and AJB Capital Investments, LLC

Exhibit 10.3 Common Stock Purchase Warrant dated February 9, 2023 for 1,000,000 shares issued by NovAccess Global Inc. to AJB Capital Investments, LLC

Exhibit 104 Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NovAccess Global Inc.

Dated: February 13, 2023	/s/ Dwain K. Irvin
By: Dwain K. Irvin, Chief Executive Officer